Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Fourth Quarter and Full Year Results

•Q4 2023 GAAP EPS $5.04, and adjusted EPS $5.02
•Q4 2023 Revenue $6.8 billion, Full Year 2023 Revenue $26.9 billion
•Double-digit growth and record gross profit in After-Sales for Q4 and full year
•Share repurchases of $151 million in Q4 and $864 million full year

FORT LAUDERDALE, Fla., (February 13, 2024) —AutoNation, Inc. (NYSE: AN) today reported fourth quarter 2023 GAAP EPS of $5.04 and adjusted EPS of $5.02. Fourth quarter 2023 revenue was $6.8 billion, an increase of 1% compared to the same period a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“Our results demonstrate the strength of our business model. We enjoyed excellent new vehicle unit sales and competed well in a dynamic used vehicle market, which together provided a platform from which we delivered outstanding customer financial services performance and superior after-sales growth. This performance was underpinned by our Associates’ focus on delivering an outstanding customer experience,” said Mike Manley, AutoNation’s Chief Executive Officer. “While 2024 will reflect a continued normalization of vehicle supply and demand dynamics, we are excited to move forward, confident in our strong balance sheet, and laser-focused on executing our operating plan. We will continue to be a strong cash generator and allocate capital in a prudent manner to maximize shareholder returns.”

Operational Summary
Fourth quarter 2023 compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended December 31,
	2023	2022	YoY
Revenue	$6,767.4	$6,697.0	1%
Gross Profit	$1,215.2	$1,281.9	-5%
Operating Income	$349.9	$424.9	-18%
Net Income	$216.2	$286.4	-25%
Diluted EPS	$5.04	$5.72	-12%

New Vehicle Retail Unit Sales	64,748	60,074	8%
Used Vehicle Retail Unit Sales	65,151	67,608	-4%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended December 31,
	2023	2022	YoY
Adjusted Operating Income	$367.7	$473.9	-22%
Adjusted Net Income	$215.5	$319.2	-32%
Adjusted Diluted EPS	$5.02	$6.37	-21%
•Revenue – $6.8 billion, an increase of 1% compared to the year-ago period. Increased new vehicle unit sales and continued growth in after-sales more than offset lower used vehicle unit sales.
◦New Vehicle Revenue - $3.4 billion, an increase of $219 million or 7%.

◦Used Vehicle Revenue - $1.9 billion, a decrease of $262 million or 12%.
◦After-Sales Revenue - $1.1 billion, an increase of $113 million or 11%.
◦Customer Financial Services Revenue - $347 million, compared to $345 million a year ago.
•Gross Profit - Totaled $1.2 billion, down $67 million from $1.3 billion a year ago.
◦New Vehicle Gross Profit - Decreased $102 million reflecting gross profit per vehicle retailed of $3,653, compared to $5,633 a year ago, partially offset by an 8% increase in unit sales.
◦Used Vehicle Gross Profit - Decreased $27 million reflecting gross profit per vehicle retailed of $1,455, compared to $1,847 a year ago and a 4% decrease in unit sales.
◦After-Sales Gross Profit - $540 million, an increase of $61 million or 13% from a year ago.
◦Customer Financial Services Gross Profit - Increased $2 million reflecting gross profit per vehicle retailed of $2,674, compared to $2,703 a year ago, offset by a 2% increase in retail unit sales.
•SG&A as a Percentage of Gross Profit – 66.5%, or 65.1% on an adjusted basis, slightly higher than recent periods reflecting investments in technology and growth initiatives.

Full Year 2023 compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Twelve Months Ended December 31,
	2023	2022	YoY
Revenue	$26,948.9	$26,985.0	—%
Gross Profit	$5,131.5	$5,265.3	-3%
Operating Income	$1,651.9	$2,024.5	-18%
Net Income	$1,021.1	$1,377.4	-26%
Diluted EPS	$22.74	$24.29	-6%

New Vehicle Retail Unit Sales	244,546	229,971	6%
Used Vehicle Retail Unit Sales	274,019	299,806	-9%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Twelve Months Ended December 31,
	2023	2022	YoY
Adjusted Operating Income	$1,692.5	$2,026.0	-16%
Adjusted Net Income	$1,032.8	$1,393.2	-26%
Adjusted Diluted EPS	$23.00	$24.57	-6%

•Revenue – $27 billion, essentially flat compared to the year-ago period as increased new vehicle and after-sales revenue offset lower used vehicle revenue.
◦New Vehicle Revenue - $12.8 billion, an increase of $1.0 billion or 9%.
◦Used Vehicle Revenue - $8.2 billion, a decrease of $1.5 billion or 15%.
◦After-Sales Revenue - $4.5 billion, an increase of $433 million or 11%.
◦Customer Financial Services Revenue - $1.4 billion, a decrease of $19 million or 1%.
•Gross Profit - Totaled $5.1 billion, a decrease of $134 million or 3%.
◦New Vehicle Gross Profit - Decreased $305 million reflecting gross profit per vehicle retailed of $4,342, compared to $5,942 a year ago, partially offset by a 6% increase in unit sales.
◦Used Vehicle Gross Profit - Decreased $45 million or 8% as unit sales decreased by 9%.
◦After-Sales Gross Profit - $2.1 billion, an increase of $239 million or 13%.

◦Customer Financial Services Gross Profit - Decreased $19 million reflecting a slight increase in gross profit per vehicle retailed to $2,736, offset by a 2% decrease in retail unit sales.
•SG&A as a Percentage of Gross Profit – 63.4%, or 62.6% on an adjusted basis, slightly higher than recent periods reflecting investments in technology and growth initiatives.
Segment Results
Segment results(1) for the fourth quarter and full year 2023 were as follows:

Fourth Quarter 2023 Segment Results

•Domestic – Domestic segment income(2) was $74 million compared to the year-ago segment income of $120 million, a decrease of 38%. Revenue of $1.8 billion was down 4%.
•Import – Import segment income(2) was $137 million compared to the year-ago segment income of $175 million, a decrease of 22%. Revenue of $2.0 billion was up 7%.
•Premium Luxury – Premium Luxury segment income(2) was $195 million compared to the year-ago segment income of $247 million, a decrease of 21%. Revenue of $2.6 billion was down 1%.

Full Year 2023 Segment Results

•Domestic - Domestic segment income(2) was $415 million compared to the year-ago segment income of $565 million, a decrease of 27%. Revenue of $7.6 billion was down 5%.
•Import - Import segment income(2) was $635 million compared to the year-ago segment income of $734 million, a decrease of 14%. Revenue of $7.9 billion was up 2%.
•Premium Luxury - Premium Luxury segment income(2) was $837 million compared to the year-ago segment income of $969 million, a decrease of 14%. Revenue of $10.3 billion was essentially flat.

Capital Allocation, Liquidity, and Leverage
During the quarter, AutoNation repurchased 1.15 million shares of common stock (3% of shares outstanding at start of quarter) for an aggregate purchase price of $151 million. As of February 9, 2024, AutoNation had approximately $320 million remaining under its current Board authorization for share repurchases. For the full year 2023, AutoNation repurchased 6.4 million shares for $864 million, reducing shares outstanding by 13% during the year and more than 50% since the end of 2020. In addition, during 2023 the Company made operational and expansion investments, including capital expenditures of $410 million and acquisitions of $271 million.

As of December 31, 2023, AutoNation had $1.5 billion of liquidity, including $61 million in cash and $1.46 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.19x at quarter-end and the Company had $4.0 billion of non-vehicle debt outstanding.

The fourth quarter conference call may be accessed by telephone at 833-470-1428 (Conference ID:117266) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on February 13, 2024, through March 5, 2024, by calling 866-813-9403 (Conference ID: 185101). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.

(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is one of the largest automotive retailers in the United States, offering innovative products, exceptional services, and comprehensive solutions, empowering our customers to make the best decisions for their ever-changing needs. With a network of dealerships nationwide strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, and auto parts, and provide expert maintenance and repair services. Through our DRV PNK initiative, we have raised over $40 million for cancer-related causes, our commitment to making a positive difference in the lives of our Associates, customers, and the communities it serves.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation's automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation USA, AutoNation Finance, and AutoNation Mobile Service, statements regarding our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
New vehicle	$3,366.9	$3,147.5	$12,767.4	$11,754.4
Used vehicle	1,905.8	2,167.3	8,198.5	9,661.8
Parts and service	1,141.2	1,028.3	4,533.7	4,100.6
Finance and insurance, net	347.4	345.1	1,418.8	1,437.3
Other	6.1	8.8	30.5	30.9
Total revenue	6,767.4	6,697.0	26,948.9	26,985.0
Cost of sales:
New vehicle	3,130.4	2,809.1	11,705.6	10,387.8
Used vehicle	1,814.3	2,049.3	7,690.5	9,108.7
Parts and service	601.3	549.4	2,394.4	2,200.3
Other	6.2	7.3	26.9	22.9
Total cost of sales	5,552.2	5,415.1	21,817.4	21,719.7
Gross profit	1,215.2	1,281.9	5,131.5	5,265.3
Selling, general, and administrative expenses	808.3	766.7	3,253.2	3,026.1
Depreciation and amortization	57.4	51.4	220.5	200.3
Other (income) expense, net(1)	(0.4)	38.9	5.9	14.4
Operating income	349.9	424.9	1,651.9	2,024.5
Non-operating income (expense) items:
Floorplan interest expense	(46.5)	(19.7)	(144.7)	(41.4)
Other interest expense	(45.5)	(37.5)	(181.4)	(134.9)
Other income (loss), net(2)	19.8	10.0	24.4	(14.7)
Income from continuing operations before income taxes	277.7	377.7	1,350.2	1,833.5
Income tax provision	61.5	91.3	330.0	455.8
Net income from continuing operations	216.2	286.4	1,020.2	1,377.7
Income (loss) from discontinued operations, net of income taxes	—	—	0.9	(0.3)
Net income	$216.2	$286.4	$1,021.1	$1,377.4
Diluted earnings (loss) per share(3):
Continuing operations	$5.04	$5.72	$22.72	$24.30
Discontinued operations	$—	$—	$0.02	$(0.01)
Net income	$5.04	$5.72	$22.74	$24.29
Weighted average common shares outstanding	42.9	50.1	44.9	56.7
Common shares outstanding, net of treasury stock, at period end	41.6	47.6	41.6	47.6
(1)Includes results of our finance company, including expected credit loss expense and gains on asset sales, as well as gains on business/property divestitures, gains on legal settlements, and asset impairments.
(2)Includes gains (losses) related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants, as well as gains on minority equity investments.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$3,366.9	$3,147.5	$219.4	7.0	$12,767.4	$11,754.4	$1,013.0	8.6
Retail used vehicle	1,781.1	2,013.4	(232.3)	(11.5)	7,639.5	9,020.9	(1,381.4)	(15.3)
Wholesale	124.7	153.9	(29.2)	(19.0)	559.0	640.9	(81.9)	(12.8)
Used vehicle	1,905.8	2,167.3	(261.5)	(12.1)	8,198.5	9,661.8	(1,463.3)	(15.1)
Finance and insurance, net	347.4	345.1	2.3	0.7	1,418.8	1,437.3	(18.5)	(1.3)
Total variable operations	5,620.1	5,659.9	(39.8)	(0.7)	22,384.7	22,853.5	(468.8)	(2.1)
Parts and service	1,141.2	1,028.3	112.9	11.0	4,533.7	4,100.6	433.1	10.6
Other	6.1	8.8	(2.7)		30.5	30.9	(0.4)
Total revenue	$6,767.4	$6,697.0	$70.4	1.1	$26,948.9	$26,985.0	$(36.1)	(0.1)
Gross profit:
New vehicle	$236.5	$338.4	$(101.9)	(30.1)	$1,061.8	$1,366.6	$(304.8)	(22.3)
Retail used vehicle	94.8	124.9	(30.1)	(24.1)	493.1	538.3	(45.2)	(8.4)
Wholesale	(3.3)	(6.9)	3.6		14.9	14.8	0.1
Used vehicle	91.5	118.0	(26.5)	(22.5)	508.0	553.1	(45.1)	(8.2)
Finance and insurance	347.4	345.1	2.3	0.7	1,418.8	1,437.3	(18.5)	(1.3)
Total variable operations	675.4	801.5	(126.1)	(15.7)	2,988.6	3,357.0	(368.4)	(11.0)
Parts and service	539.9	478.9	61.0	12.7	2,139.3	1,900.3	239.0	12.6
Other	(0.1)	1.5	(1.6)		3.6	8.0	(4.4)
Total gross profit	1,215.2	1,281.9	(66.7)	(5.2)	5,131.5	5,265.3	(133.8)	(2.5)
Selling, general, and administrative expenses	808.3	766.7	(41.6)	(5.4)	3,253.2	3,026.1	(227.1)	(7.5)
Depreciation and amortization	57.4	51.4	(6.0)		220.5	200.3	(20.2)
Other (income) expense, net	(0.4)	38.9	39.3		5.9	14.4	8.5
Operating income	349.9	424.9	(75.0)	(17.7)	1,651.9	2,024.5	(372.6)	(18.4)
Non-operating income (expense) items:
Floorplan interest expense	(46.5)	(19.7)	(26.8)		(144.7)	(41.4)	(103.3)
Other interest expense	(45.5)	(37.5)	(8.0)		(181.4)	(134.9)	(46.5)
Other income (loss), net	19.8	10.0	9.8		24.4	(14.7)	39.1
Income from continuing operations before income taxes	$277.7	$377.7	$(100.0)	(26.5)	$1,350.2	$1,833.5	$(483.3)	(26.4)
Retail vehicle unit sales:
New	64,748	60,074	4,674	7.8	244,546	229,971	14,575	6.3
Used	65,151	67,608	(2,457)	(3.6)	274,019	299,806	(25,787)	(8.6)
	129,899	127,682	2,217	1.7	518,565	529,777	(11,212)	(2.1)
Revenue per vehicle retailed:
New	$52,000	$52,394	$(394)	(0.8)	$52,209	$51,113	$1,096	2.1
Used	$27,338	$29,780	$(2,442)	(8.2)	$27,879	$30,089	$(2,210)	(7.3)
Gross profit per vehicle retailed:
New	$3,653	$5,633	$(1,980)	(35.2)	$4,342	$5,942	$(1,600)	(26.9)
Used	$1,455	$1,847	$(392)	(21.2)	$1,800	$1,795	$5	0.3
Finance and insurance	$2,674	$2,703	$(29)	(1.1)	$2,736	$2,713	$23	0.8
Total variable operations(1)	$5,225	$6,331	$(1,106)	(17.5)	$5,734	$6,309	$(575)	(9.1)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	49.8	47.0	47.4	43.6
Used vehicle	28.2	32.4	30.4	35.8
Parts and service	16.9	15.4	16.8	15.2
Finance and insurance, net	5.1	5.2	5.3	5.3
Other	—	—	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	19.5	26.4	20.7	26.0
Used vehicle	7.5	9.2	9.9	10.5
Parts and service	44.4	37.4	41.7	36.1
Finance and insurance	28.6	26.9	27.6	27.3
Other	—	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.0	10.8	8.3	11.6
Used vehicle - retail	5.3	6.2	6.5	6.0
Parts and service	47.3	46.6	47.2	46.3
Total	18.0	19.1	19.0	19.5
Selling, general, and administrative expenses	11.9	11.4	12.1	11.2
Operating income	5.2	6.3	6.1	7.5
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	66.5	59.8	63.4	57.5
Operating income	28.8	33.1	32.2	38.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
Domestic	$1,802.7	$1,879.4	$(76.7)	(4.1)	$7,573.2	$7,987.5	$(414.3)	(5.2)
Import	2,016.7	1,891.3	125.4	6.6	7,880.9	7,690.3	190.6	2.5
Premium luxury	2,644.9	2,676.4	(31.5)	(1.2)	10,266.4	10,278.1	(11.7)	(0.1)
Total	6,464.3	6,447.1	17.2	0.3	25,720.5	25,955.9	(235.4)	(0.9)
Corporate and other	303.1	249.9	53.2	21.3	1,228.4	1,029.1	199.3	19.4
Total consolidated revenue	$6,767.4	$6,697.0	$70.4	1.1	$26,948.9	$26,985.0	$(36.1)	(0.1)

Segment income*:
Domestic	$73.9	$120.1	$(46.2)	(38.5)	$415.4	$565.3	$(149.9)	(26.5)
Import	136.9	175.2	(38.3)	(21.9)	635.0	734.2	(99.2)	(13.5)
Premium luxury	195.3	246.9	(51.6)	(20.9)	836.5	969.1	(132.6)	(13.7)
Total	406.1	542.2	(136.1)	(25.1)	1,886.9	2,268.6	(381.7)	(16.8)
Corporate and other	(102.7)	(137.0)	34.3		(379.7)	(285.5)	(94.2)
Add: Floorplan interest expense	46.5	19.7	26.8		144.7	41.4	103.3
Operating income	$349.9	$424.9	$(75.0)	(17.7)	$1,651.9	$2,024.5	$(372.6)	(18.4)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Variance	% Variance	2023	2022	Variance	% Variance
Retail new vehicle unit sales:
Domestic	16,361	16,391	(30)	(0.2)	67,471	66,375	1,096	1.7
Import	29,566	25,429	4,137	16.3	108,068	95,886	12,182	12.7
Premium luxury	18,821	18,254	567	3.1	69,007	67,710	1,297	1.9
	64,748	60,074	4,674	7.8	244,546	229,971	14,575	6.3

Retail used vehicle unit sales:
Domestic	19,638	21,039	(1,401)	(6.7)	84,552	97,642	(13,090)	(13.4)
Import	21,905	22,400	(495)	(2.2)	91,146	100,131	(8,985)	(9.0)
Premium luxury	17,925	19,851	(1,926)	(9.7)	75,334	83,858	(8,524)	(10.2)
Other	5,683	4,318	1,365		22,987	18,175	4,812
	65,151	67,608	(2,457)	(3.6)	274,019	299,806	(25,787)	(8.6)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Domestic:
Ford, Lincoln	9.7	9.8	10.6	10.5
Chevrolet, Buick, Cadillac, GMC	9.4	11.1	10.1	10.2
Chrysler, Dodge, Jeep, Ram	6.2	6.4	6.9	8.2
Domestic total	25.3	27.3	27.6	28.9
Import:
Toyota	21.4	21.3	19.4	20.6
Honda	12.4	10.5	12.7	9.9
Nissan	1.8	2.0	2.1	2.1
Hyundai	3.3	3.1	3.4	3.2
Subaru	3.8	2.9	3.6	3.0
Other Import	2.9	2.5	3.0	2.9
Import total	45.6	42.3	44.2	41.7
Premium Luxury:
Mercedes-Benz	8.9	10.0	9.2	10.4
BMW	10.1	11.2	9.4	9.9
Lexus	3.6	2.4	3.2	2.7
Audi	2.8	2.6	2.7	2.6
Jaguar Land Rover	1.7	2.1	1.7	1.8
Other Premium Luxury	2.0	2.1	2.0	2.0
Premium Luxury total	29.1	30.4	28.2	29.4
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Capital expenditures	$124.3	$92.8	$410.3	$329.0
Cash paid for acquisitions, net of cash acquired (1)	$0.3	$110.0	$271.4	$191.6
Proceeds from exercises of stock options	$—	$—	$1.9	$3.4
Stock repurchases:
Aggregate purchase price (2)	$151.2	$497.2	$863.6	$1,710.2
Shares repurchased (in millions)	1.1	4.6	6.4	15.6

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Variance	2023	2022	Variance
Floorplan assistance earned (included in cost of sales)	$33.7	$27.7	$6.0	$125.8	$108.9	$16.9
New vehicle floorplan interest expense	(43.0)	(17.3)	(25.7)	(132.1)	(35.5)	(96.6)
Net new vehicle inventory carrying benefit (expense)	$(9.3)	$10.4	$(19.7)	$(6.3)	$73.4	$(79.7)

Balance Sheet and Other Highlights	December 31, 2023	December 31, 2022
Cash and cash equivalents	$60.8	$72.6
Inventory	$3,033.4	$2,048.3
Floorplan notes payable	$3,382.4	$2,109.3
Non-recourse debt	$258.4	$323.6
Non-vehicle debt	$4,030.3	$3,649.5
Equity	$2,211.4	$2,047.8

New days supply (industry standard of selling days)	36 days	19 days
Used days supply (trailing calendar month days)	39 days	31 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.19x
Covenant	less than or equal to	3.75x

Interest coverage ratio		6.06x
Covenant	greater than or equal to	3.00x

(1)    Twelve months ended December 31, 2022, includes $81.6 million that was reflected as deposits for investment for the nine months ended September 30, 2022.
(2)    Excludes excise tax accrual under Inflation Reduction Act.
(3)    Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended December 31,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
From continuing operations, as reported	$349.9	$424.9	$277.7	$377.7	$61.5	$91.3	22.1%	24.2%	$216.2	$286.4
Discontinued operations, net of income taxes									—	—
As reported									216.2	286.4	$5.04	$5.72
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation(4)	11.2	6.8	—	—	—	—			—	—	$—	$—
Gain on equity investment	—	—	(7.5)	—	(1.8)	—			(5.7)	—	$(0.13)	$—
Severance expenses	6.6	—	6.6	—	1.6	—			5.0	—	$0.12	$—
Initial credit loss expense associated with acquired loan portfolio	—	34.2	—	34.2	—	8.4			—	25.8	$—	$0.51
Acquisition-related expenses	—	8.0	—	8.0	—	1.0			—	7.0	$—	$0.14
Adjusted	$367.7	$473.9	$276.8	$419.9	$61.3	$100.7	22.1%	24.0%	$215.5	$319.2	$5.02	$6.37

	Three Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2023	2022	2023	2022
As reported	$808.3	$766.7	66.5	59.8
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation	11.2	6.8
Severance expenses	6.6	—
Acquisition-related expenses	—	8.0
Adjusted	$790.5	$751.9	65.1	58.7

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Twelve Months Ended December 31,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
From continuing operations, as reported	$1,651.9	$2,024.5	$1,350.2	$1,833.5	$330.0	$455.8	24.4%	24.9%	$1,020.2	$1,377.7
Discontinued operations, net of income taxes									0.9	(0.3)
As reported									1,021.1	1,377.4	$22.74	$24.29
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation(4)	17.5	(18.3)	—	—	—	—			—	—	$—	$—
Gain on equity investment	—	—	(7.5)	—	(1.8)	—			(5.7)	—	$(0.13)	$—
Losses from hail storms and other natural catastrophes	16.5	—	16.5	—	4.1	—			12.4	—	$0.28	$—
Severance expenses	6.6	—	6.6	—	1.6	—			5.0	—	$0.11	$—
Initial credit loss expense associated with acquired loan portfolio	—	34.2	—	34.2	—	8.4			—	25.8	$—	$0.46
Acquisition-related expenses	—	8.0	—	8.0	—	1.0			—	7.0	$—	$0.12
Net gains on business/property dispositions	—	(16.1)	—	(16.1)	—	(4.0)			—	(12.1)	$—	$(0.21)
Legal settlement	—	(6.3)	—	(6.3)	—	(1.4)			—	(4.9)	$—	$(0.09)
Adjusted	$1,692.5	$2,026.0	$1,365.8	$1,853.3	$333.9	$459.8	24.4%	24.8%	$1,032.8	$1,393.2	$23.00	$24.57

	Twelve Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2023	2022	2023	2022
As reported	$3,253.2	$3,026.1	63.4	57.5
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation	17.5	(18.3)
Losses from hail storms and other natural catastrophes	16.5	—
Severance expenses	6.6	—
Acquisition-related expenses	—	8.0
Adjusted	$3,212.6	$3,036.4	62.6	57.7

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$3,307.8	$3,142.9	$164.9	5.2	$12,572.1	$11,698.7	$873.4	7.5
Retail used vehicle	1,712.2	2,009.0	(296.8)	(14.8)	7,385.6	8,959.6	(1,574.0)	(17.6)
Wholesale	120.8	152.6	(31.8)	(20.8)	544.5	633.6	(89.1)	(14.1)
Used vehicle	1,833.0	2,161.6	(328.6)	(15.2)	7,930.1	9,593.2	(1,663.1)	(17.3)
Finance and insurance, net	338.7	344.4	(5.7)	(1.7)	1,385.5	1,430.2	(44.7)	(3.1)
Total variable operations	5,479.5	5,648.9	(169.4)	(3.0)	21,887.7	22,722.1	(834.4)	(3.7)
Parts and service	1,114.2	1,025.3	88.9	8.7	4,431.8	4,073.3	358.5	8.8
Other	6.1	8.4	(2.3)		30.1	30.5	(0.4)
Total revenue	$6,599.8	$6,682.6	$(82.8)	(1.2)	$26,349.6	$26,825.9	$(476.3)	(1.8)

Gross profit:
New vehicle	$233.3	$338.4	$(105.1)	(31.1)	$1,048.4	$1,361.8	$(313.4)	(23.0)
Retail used vehicle	91.2	125.0	(33.8)	(27.0)	477.1	536.1	(59.0)	(11.0)
Wholesale	(2.5)	(6.5)	4.0		16.3	15.9	0.4
Used vehicle	88.7	118.5	(29.8)	(25.1)	493.4	552.0	(58.6)	(10.6)
Finance and insurance	338.7	344.4	(5.7)	(1.7)	1,385.5	1,430.2	(44.7)	(3.1)
Total variable operations	660.7	801.3	(140.6)	(17.5)	2,927.3	3,344.0	(416.7)	(12.5)
Parts and service	531.1	475.9	55.2	11.6	2,097.9	1,882.4	215.5	11.4
Other	(0.1)	1.3	(1.4)		3.4	7.9	(4.5)
Total gross profit	$1,191.7	$1,278.5	$(86.8)	(6.8)	$5,028.6	$5,234.3	$(205.7)	(3.9)

Retail vehicle unit sales:
New	63,410	59,996	3,414	5.7	240,327	229,098	11,229	4.9
Used	62,213	67,441	(5,228)	(7.8)	263,642	297,970	(34,328)	(11.5)
	125,623	127,437	(1,814)	(1.4)	503,969	527,068	(23,099)	(4.4)

Revenue per vehicle retailed:
New	$52,165	$52,385	$(220)	(0.4)	$52,312	$51,064	$1,248	2.4
Used	$27,522	$29,789	$(2,267)	(7.6)	$28,014	$30,069	$(2,055)	(6.8)

Gross profit per vehicle retailed:
New	$3,679	$5,640	$(1,961)	(34.8)	$4,362	$5,944	$(1,582)	(26.6)
Used	$1,466	$1,853	$(387)	(20.9)	$1,810	$1,799	$11	0.6
Finance and insurance	$2,696	$2,703	$(7)	(0.3)	$2,749	$2,714	$35	1.3
Total variable operations(1)	$5,279	$6,339	$(1,060)	(16.7)	$5,776	$6,314	$(538)	(8.5)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	50.1	47.0	47.7	43.6
Used vehicle	27.8	32.3	30.1	35.8
Parts and service	16.9	15.3	16.8	15.2
Finance and insurance, net	5.1	5.2	5.3	5.3
Other	0.1	0.2	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	19.6	26.5	20.8	26.0
Used vehicle	7.4	9.3	9.8	10.5
Parts and service	44.6	37.2	41.7	36.0
Finance and insurance	28.4	26.9	27.6	27.3
Other	—	0.1	0.1	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.1	10.8	8.3	11.6
Used vehicle - retail	5.3	6.2	6.5	6.0
Parts and service	47.7	46.4	47.3	46.2
Total	18.1	19.1	19.1	19.5